EXHIBIT 8.2.4

MORGAN BEAUMONT ANNOUNCES FISCAL 2006 SECOND QUARTER EARNINGS RELEASE AND CONFERENCE CALL SCHEDULE

Thursday, April 20, 2006

BRADENTON, Fla., April 20 /PRNewswire-FirstCall/ -- Morgan Beaumont, Inc. (OTC Bulletin Board: MBEU), a premier technology solution provider to the Stored Value and Prepaid Card market and owner of the SIRE Network(TM), today announced plans to release fiscal 2006 second quarter results on Thursday, May 11, 2006 at 4:00 p.m. eastern time. In conjunction with the release, Morgan Beaumont has scheduled a conference call, which will be broadcast live over the Internet, for Thursday, May 11, 2006 at 5:00 p.m. eastern time.

What: Morgan Beaumont 2006 Second Quarter Earnings Conference Call

When: Thursday, May 11, 2006 - 5:00 p.m. eastern time

How: Live via phone by dialing 303-262-2193 and asking for the Morgan Beaumont call at least 10 minutes prior to the start time, or live over the Internet by logging on to the web at the address below.

Where: http://www.morganbeaumont.com

A telephonic replay of the conference call will be available through May 18, 2006 and may be accessed by calling 303-590-3000 using passcode 11059306. A web cast archive will also be available at http://www.morganbeaumont.com shortly after the call and will be accessible for approximately 90 days. For more information, please contact Donna Washburn at DRG&E at 713-529-6600 or email dmw@drg-e.com.

Morgan Beaumont, Inc. is a Technology Solutions Company located in Bradenton, Florida, and is one of the premier providers of Stored Value and Prepaid Card Solutions in the United States. The company has developed the SIRE Network(TM), a secure, reliable, point of sale (POS) and PC based software platform that connects retail merchants with multiple Stored Value/Prepaid Card Processors and Issuing Banks, in addition to private transaction networks and IVR and CRM technology. The company owns and operates the SIRE Network as a standardized, national network of Stored Value and Prepaid Card cash load stations located throughout the United States. Morgan Beaumont is a MasterCard Third Party Processor Member Service Provider (TPP MSP) and a Visa Independent Sales Organization (ISO). To learn more about Morgan Beaumont, please visit Http://www.morganbeaumont.com .

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